Exhibit 99.2

Santa Lucia Bancorp

Announces

Cash Dividend

The Board of Directors of Santa Lucia Bancorp

is pleased to announce a

25-cent per share cash dividend

to shareholders of record as of September 30, 2008

to be paid on or about October 17, 2008.

This is the fifth cash dividend paid by

Santa Lucia Bancorp and continues the tradition of

Santa Lucia Bank, its wholly owned subsidiary, which

has paid cash dividends for the past 19 consecutive years.

The last cash dividend of 25 cents per share was paid

to shareholders of record as of March 31, 2008.